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                                                            Exhibit (d)(2)(L)(v)

                   AMENDMENT TO PORTFOLIO MANAGEMENT AGREEMENT

     AMENDMENT made as of this 1st day of June, 2005 to the Portfolio Management Agreement dated as of May 1, 2002, as amended (the "AGREEMENT"), between ING Investors Trust, a Massachusetts business trust (the "TRUST"), Directed Services, Inc. a New York corporation (the "MANAGER"), and Morgan Stanley Investment Management Inc., a Delaware corporation, d/b/a Van Kampen (the "PORTFOLIO MANAGER").

                                   WITNESSETH:

     WHEREAS, the Trust, Manager and Portfolio Manager are parties to the Agreement; and WHEREAS, the parties wish to amend the Agreement as set forth below. THEREFORE, in consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1. SCHEDULE B of the Agreement is hereby deleted and replaced with the AMENDED SCHEDULE B attached hereto.

2. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

3. In all other respects, the Agreement is confirmed and remains in full force and effect.

4.   This Amendment shall become effective as of the date first written above.


AGREED AND ACCEPTED BY:

 ING INVESTORS TRUST                                MORGAN STANLEY INVESTMENT
                                                    MANAGMENT INC. D/B/A VAN
 By:    /s/ Robert S. Naka                          KAMPEN
        ------------------
 Name:  Robert S. Naka                              By:    /s/ Michael Kiley
        --------------                                     -----------------
 Title: SVP                                         Name:  Michael Kiley
        ----                                        Title: Managing Director


 DIRECTED SERVICES, INC.

 By:    /s/ James A. Schuhart
        -----------------------------------------
 Name:  James A. Schuhart
        -----------------
 Title: General Counsel and Secretary
        -----------------------------

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                               AMENDED SCHEDULE B
                       COMPENSATION FOR SERVICES TO SERIES

     For the services provided by Morgan Stanley Investment Management, Inc. ("Portfolio Manager") to the following Series of ING Investors Trust (formerly The GCG Trust), pursuant to the attached Portfolio Management Agreement, the Manager will pay the Portfolio Manager a fee, computed daily and payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of the Series:

SERIES                                         RATE
------                                         ----
ING Van Kampen Equity Growth Portfolio(1)      0.35% on first $2 billion;
                                               0.32% on next $1 billion; and
                                               0.30% thereafter

ING Van Kampen Global Franchise Portfolio      0.65% on first $150 million;
                                               0.55% on next $150 million;
                                               0.45% on next $200 million; and
                                               0.40% thereafter

ING Van Kampen Growth and Income Portfolio     0.50% on first $100 million;
                                               0.40% on next $100 million;
                                               0.30% on next $100 million;
                                               0.25% on next $700 million; and
                                               0.20% thereafter

ING Van Kampen Real Estate Portfolio           0.50% on first $200 million; and
                                               0.40% thereafter


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(1)  For purposes of calculating fees under this Agreement, the assets of the
     Series shall be aggregated with the assets of ING Van Kampen Comstock Portfolio, a series of ING Partners, Inc., which is not a party to this Agreement. The aggregated assets will be applied to the above schedule and the resulting fee shall be prorated back to each Series and its respective Adviser/Manager based on relative net assets.

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